Exhibit 1-1

                           FIRSTENERGY VENTURES CORP.
                     Consolidated Balance Sheet (Unaudited)
                               September 30, 2002
                     --------------------------------------
                                 (In Thousands)

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                   $     657
   Receivables:
     Customers                                                      -
     Associated companies                                         11,529
     Other                                                         4,081
   Notes receivable from associated companies                     22,901
   Material and supplies                                           5,182
   Prepayments and other                                           2,146
                                                                --------
                                                                  46,496

PROPERTY, PLANT AND EQUIPMENT:
   In service                                                    208,881
   Less: Accumulated provision for depreciation                    2,971
                                                                --------
                                                                 205,910
   Construction work in progress                                   2,565
                                                                --------
                                                                 208,475

INVESTMENTS:
   Pension investments                                              -
   Other                                                          20,690
                                                                --------
                                                                  20,690

DEFERRED CHARGES:
   Goodwill                                                           67
   Accumulated deferred income taxes assets                          192
   Other                                                           4,180
                                                                --------
                                                                   4,439

      TOTAL ASSETS                                             $ 280,100
                                                                ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Currently payable long-term debt                            $   2,759
   Notes payable to associated companies                           7,164
   Accounts payable
     Other                                                         1,083
     Associated companies                                          2,799
   Accrued taxes                                                     175
   Accrued interest                                                  745
   Other                                                             522
                                                                --------
                                                                  15,247

CAPITALIZATION:
   Common stockholders' equity                                   119,683
   Long-term debt                                                141,142
                                                                --------
                                                                 260,825

DEFERRED CREDITS:
   Accumulated deferred income taxes                                -
   Accumulated deferred investment tax credits                      -
   Other                                                           4,028
                                                                --------
                                                                   4,028

      TOTAL LIABILITIES & CAPITALIZATION                       $ 280,100
                                                                ========


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                                                             Exhibit 1-1


                           FIRSTENERGY VENTURES CORP.
                  Consolidated Statement of Income (Unaudited)
                  --------------------------------------------
                                 (In Thousands)





                                           Three Months      Nine Months
                                              Ended             Ended
                                           Sept 30,2002     Sept 30, 2002
                                           ------------     -------------


REVENUES                                     $   9,095         $  22,792

EXPENSES:

   Other operating expenses                      3,767            21,966
   Provision for depreciation
      and amortization                             324               938
   General taxes                                    77               152
                                                ------            ------
      Total expenses                             4,168            23,056
                                                ------            ------

INCOME/(LOSS) BEFORE INTEREST
  & INCOME TAXES                                 4,927              (264)

NET INTEREST CHARGES:

   Interest expenses                             2,408             7,637
   Capitalized interest                              -              (450)
                                               -------            ------
      Net interest charges                       2,408             7,187
                                               -------            ------

INCOME TAXES                                     1,534            (3,047)
                                               -------            ------

NET INCOME/(LOSS)                            $     985         $  (4,404)
                                               =======            ======